UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PUERTO RICO RESIDENTS TAX-FREE FUND IV, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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On January 21, 2022, Ocean Capital LLC (“Ocean Capital”) began sending a letter to the shareholders of Puerto Rico Residents Tax-Free Fund IV, Inc. (the “Fund”) and certain other funds named therein, a copy of which is filed as Exhibit 1.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund for its upcoming annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Exhibit 1

Your Vote is Necessary

Ocean Capital LLC is urging fellow shareholders to vote the BLUE card today for meaningful boardroom change at certain Puerto Rico bond funds managed or co-managed by UBS.

Voting Is Easy

Every vote is important, regardless of the number of shares you hold. Your vote is necessary to elect our highly-qualified and independent nominees and put an end to the status quo of poor performance at the Funds.

As shareholders of the following Puerto Rico bond funds, we urge you to vote your shares as soon as possible before February 17:

•	Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.
•	Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.
•	Puerto Rico Residents Tax-Free Fund, Inc.
•	Puerto Rico Residents Tax-Free Fund IV, Inc.
•	Puerto Rico Residents Tax-Free Fund VI, Inc.

These are the two easiest ways to vote and they are both free:

Vote Online (Highly Recommended)

Follow the instructions provided on the BLUE Proxy Card or Voting Instruction Form mailed (or emailed) to you. You will need your voting control number, which is included on the Proxy Card or Voting Instruction Form, to vote online.

Vote by Telephone

Follow the instructions provided on the BLUE Proxy Card or Voting Instruction Form mailed (or emailed) to you. You will need your voting control number, which is included on the Proxy Card or Voting Instruction Form, to vote via automated telephone service.

For assistance with voting your shares, please contact our proxy solicitor, Morrow Sodali, at (203) 658-9400 or (800) 662-5200, or via e-mail at ocean@investor.morrowsodali.com.

Vote the BLUE Card Today!